Exhibit 2

Bell Canada Enterprises

REGISTERED SHAREHOLDERS

Computershare

Computershare Trust Company of Canada
9th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

MR SAM SAMPLES
123 SAMPLES STREET
SAMPLETOWN SS X9X 9X9

Security Class 123

Holder Account Number

C1234567890 XXX

PROXY FORM FOR OUR SPECIAL SHAREHOLDER MEETING ON SEPTEMBER 21, 2007

In this proxy form, *you* and *your* refer to the holder of common shares and preferred shares of BCE Inc. *We*, *us*, *our* and *BCE* refer to BCE Inc. **This proxy form is solicited by and on behalf of the management of BCE.**

Our special shareholder meeting will be held at 9:30 a.m. (Eastern time) on Friday, September 21, 2007 at Centre Mont-Royal, 2200 Mansfield Street, Montréal, Québec, in the Auditorium Le Grand Salon.

YOUR VOTE IS IMPORTANT

As a shareholder, you have the right to vote your shares in respect of the special resolution, the full text of which is reproduced as Appendix "A" to the Management Proxy Circular of BCE dated August 7, 2007, to approve the Plan of Arrangement under section 192 of the *Canada Business Corporations Act* involving BCE, its common and preferred shareholders and 6796508 Canada Inc. (the "Purchaser"), a corporation organized by Ontario Teachers' Pension Plan Board and affiliates of Providence Equity Partners Inc. and Madison Dearborn Partners, LLC, contemplating the acquisition by the Purchaser of all outstanding common and preferred shares of BCE.

If you receive more than one proxy form, please complete, date, sign and return each one.

IF YOU ARE VOTING IN PERSON AT THE MEETING

Do not complete this proxy form.

VOTING BY PROXY

This is the easiest way to vote. Voting by proxy means that you are giving the person named in section A of this proxy form (the proxyholder) the authority to vote your shares for you.

If you are voting by proxy, Computershare Trust Company of Canada or other agents we appoint **must receive your signed proxy form by 4:45 p.m. (Eastern time) on Thursday, September 20, 2007.**

There are five ways to vote by proxy. See the reverse side of this information sheet for details.

FIVE WAYS TO VOTE BY PROXY ..... 5 By appointjng another person to go to the — 1 meeting and vote your shares for you By telephone
· This person does not have to be a shareholder.
. Call 1-866-732-8683 (toll-free in Canada and the United States)
or 312-588-4290 (International Direct Dial) from a touch-tone Strike out the four names that are printed in section A of the phone and follow the instructions. proxy form and write the name of the person you are appointing in the space provided. Complete your voting instructions, sign
. You will need your control number, holder account number and and date tne form and return it to Computershare as instructed, proxy access number.
· Make sure that the person you appoint is aware that he or she
. You will find these three numbers on the right. has been app0inted and attends tne meeting.
. If you choose to vote by telephone, you cannot appoint anyone . At tne meetingj ne or sne snou|d see a representative of other than the directors named in section A of the proxy form Computershare at the table marked “Alternate attorneys/ as your proxyholder. Externa| proxyholders". 2 On the Internet YOUR ACCESS CODES
· Go to Computershare’s website at www.investorvote.com and
follow the instructions on screen. You will need these codes to vote by telephone or on the Internet, or
. You will need your control number, holder account number andto receive documents electronically: proxy access number. . You will find these three numbers on the right.Control number 3 By mail
· Detach the proxy form from the information sheet by tearing along the perforated line. Holder account number
· Complete the proxy form, ensuring that you sign and date it, and return it in the envelope we have provided.
4 By fax
· Detach the proxy form from the information sheet by tearing proxy access number along the perforated line.
· Complete the proxy form, ensuring that you sign and date it, and fax it to 1-866-249-7775 (toll-free in Canada and the I
United States) or 416-263-9524 (outside Canada and the United States).
HOW TO GET THERE
on Friday, September 21, 2007 at Sherbrooke Auditorium Le Grand Salon Hi Centre Mont-Royal, 2200 Mansfield Street, president Kennedy Montreal, Quebec. _| | Beverages will be served. ® de Maisonneuve Sn ^^^^^^^H ^H I’^H Q Taxi stand ~l | l.ol E3 Metro station £• = 1 = 1

MR SAM SAMPLE

C1234567890

XXX 123

THIS IS YOUR PROXY FORM FOR BCE INC. SPECIAL SHAREHOLDER MEETING ON SEPTEMBER 21, 2007

The proxy is solicited by and on behalf of the management of BCE.

Detach this proxy form by tearing along the perforated line, and complete it, ensuring that you sign and date it to exercise your right to vote your shares by mail or fax or to appoint someone else to vote your shares for you at the meeting.

This form revokes all proxy forms (with respect to the same shares) you have previously signed that relate to the meeting. It will only be accepted as a valid proxy if it remains intact and has been signed. If you have any questions about completing this form, please call Georgeson Shareholder Communications Canada Inc., if you reside in Canada at 1-866-413-8829 for service in English or in French or Innisfree M&A Incorporated if you reside in the United States at 1-877-687-1875.

Detach your proxy form along this perforation.

A Complete this section to appoint a proxyholder

Appointing a proxyholder

By completing this proxy form, you are appointing as your proxyholder
Mr. R.J. Currie,
Mr. M.J. Sabia,
Mrs. D. Soble Kaufman, or
Mr. A. Bérard
who are directors of BCE, unless you appoint someone else.

Your proxyholder will attend the meeting and vote your shares on your behalf.

Your proxyholder:

- has the same rights you would have if you attended the meeting in person, including the right to appoint a substitute proxyholder.
- will vote your shares as you specify in section B. **If you do not specify how you want your shares voted, the directors named as proxyholders intend to cast the votes represented by proxy at the meeting as recommended by the board of directors.**
- **may, to the extent permitted by law and subject to your voting instructions, vote your shares as he or she sees fit on any amendments to this item and on any other items that may properly come before the meeting or any adjournment and in respect of which you are entitled to vote.**

You have the right to appoint someone other than these four people as your proxyholder. To do this, strike out the four names listed above and print the name of the person you are appointing in the box below. This person does not have to be a shareholder of BCE.

[ ]

B Complete this section to provide voting instructions

Please check "For" or "Against" for the following item. Please print in ink using a black or blue pen. Mark your vote with an X as shown in this example. [X]

Plan of Arrangement: The board of directors recommends voting FOR this special resolution. *Please read in full the accompanying management proxy circular, including Appendix "A".*

Approving the special resolution, the full text of which is reproduced as Appendix "A" to the Management Proxy Circular of BCE dated August 7, 2007, to approve the Plan of Arrangement under section 192 of the *Canada Business Corporations Act* involving BCE, its common and preferred shareholders and 6796508 Canada Inc. (the "Purchaser"), a corporation organized by Ontario Teachers' Pension Plan Board and affiliates of Providence Equity Partners Inc. and Madison Dearborn Partners, LLC, contemplating the acquisition by the Purchaser of all outstanding common and preferred shares of BCE.

FOR [ ] AGAINST [ ]

C Sign this proxy form

When you sign this proxy form, you authorize the proxyholder to act and vote your shares on your behalf at the meeting and any adjournment and to carry out your voting instructions.

If you are an individual shareholder, you or your authorized attorney must sign the form. Your attorney may have to provide proof of your authorization.

For shares registered in the name of two or more owners (for example, joint ownership, trustees, executors), at least one of the owners must sign this form.

For shares registered in the name of a corporation or other legal entity, an authorized officer or attorney must sign this form. This person may have to provide proof that he or she is authorized to sign this form.

Signature

__ __ / __ __ / 2007

Day Month

If you do not include a date, we will deem it to be the date that we mailed the form to you.

999999999999 001111 9XX AR0 BCEQ

Bell Canada Enterprises